SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

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SYNALLOY CORPORATION
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(Name of Registrant as Specified In Its Charter)

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                           SYNALLOY CORPORATION
                           Post Office Box 5627
                     Spartanburg, South Carolina 29304

                         NOTICE OF ANNUAL MEETING
                              May 18, 2000

TO THE STOCKHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the corporate offices of the Company, Croft Industrial Park, Spartanburg, South Carolina, on Thursday, May 18, 2000, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

	To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

	To ratify the selection of Ernst & Young LLP, independent certified public accountants, as independent auditors for fiscal year ending
December 30, 2000;

	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.
All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on April 14, 2000 are entitled to notice of and to vote at the meeting.
By Order of the Board of Directors


Cheryl C. Carter
Secretary
Spartanburg, South Carolina
April 19, 2000

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE VOTE, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you attend the meeting, you may either vote by your proxy, or withdraw your proxy and vote in person.
The 1999 Annual Report on Form 10K is furnished herewith.




SYNALLOY CORPORATION
CROFT INDUSTRIAL PARK
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the general offices of the Company, Croft Industrial Park, Spartanburg, South Carolina, on May 18, 2000, at 10:00 a.m. local time, and at all adjournment(s) thereof.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is April 19, 2000.

Quorum and Vote Required. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share, its only class of issued and outstanding capital stock. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is April 14, 2000. On March 31, 2000, the Company had outstanding 6,291,061 (excluding 1,708,939 shares held in treasury) shares of Common Stock having one (1) vote per share. Each shareholder of Common Stock is entitled in respect to each matter to be voted on at the meeting to one (1) vote per share, except that in the election of Directors shareholders have cumulative voting rights.

Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the shares owned by such holder, or (2) by distributing his votes on the same principle among any number of candidates. Any shareholder who intends to so vote his shares shall either (1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence. If a shareholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

Cost of Solicitation. The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, telegram or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Voting by Proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and to ratify the appointment of Ernst & Young LLP as independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by a valid proxy bearing a later date delivered to the Company or by attending the meeting and voting in person.

STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS Stockholders' proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the 2000 Annual Meeting of Shareholders, tentatively scheduled for April 27, 2001, must be sent certified mail, return receipt requested and received at the Company's Executive Offices, Post Office Box 5627, Spartanburg, South Carolina 29304, addressed to the attention of the Secretary by November 27, 2000 in order to be included in the Proxy Statement and form of proxy relating to such meeting.

SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT
The Company's Annual Report to Stockholders including Form 10-K for the year ended January 1, 2000, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement and is incorporated by reference herein.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF THE COMPANY'S COMMON
STOCK
The table below details certain information regarding any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock as of March 31, 2000.

                                     Amount and
                                     Nature of      Percent
Name and Address of                  Beneficial     of
Beneficial Owner                     Ownership      Class

Dimensional Fund Advisors, Inc.        533,132 (1)    8.47
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

Dimensional Fund Advisors, Inc.        481,850 (2)    7.66
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

T. Rowe Price Associates, Inc.         475,000 (3)    7.56
100 East Pratt Street
Baltimore, MD 21202

James G. Lane, Jr.                     346,447 (4)    5.49
PO Box 5627
Spartanburg, SC 29304

(1)	Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor under Section 203 of the Investment Advisors
Act of 1940, furnishes investment advice to four investment
companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as
investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.
This information was obtained from Dimensional 13G dated February
11, 2000.

(2)	Royce & Associates, Inc. ("Royce") is an investment advisor
registered with the Securities & Exchange Commission under the
Investment Advisors Act of 1940. Mr. Charles M. Royce may be
deemed to be a controlling person of Royce and as such may be deemed to beneficially own the shares of Common Stock of the
Company beneficially owned by Royce. Mr. Royce does not own any shares outside of Royce and disclaims beneficial ownership of the shares held by Royce. This information was obtained from Royce's
13G dated February 1, 2000.

(3)	These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc.
which owns 450,000 shares, representing 7.2% of the shares
outstanding, which T. Rowe Price Associates, Inc. ("Price
Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of
1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This
information was obtained from Price Associates' Schedule 13G dated
February 14, 2000.

(4)	The aggregate number of shares of Common Stock owned beneficially by Mr. Lane includes direct ownership of 150,574 shares; indirect ownership of 8,473 shares held by the trustee under Synalloy's
401(k)/ESOP Plan, 1,400 shares held in an IRA, 171,750 shares owned by his spouse of which Mr. Lane disclaims beneficial
ownership, and options to purchase 14,250 shares exercisable within 60 days.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen individuals. Upon recommendation of the Nominating Committee, the Board of Directors fixed the number of directors constituting the full Board at five members and recommends that the five nominees listed in the table which follows be elected as directors to serve for a term of one year until the next succeeding Annual Meeting and until their successors are elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the five persons named below. If cumulative voting is re-quested, the holders of the Board of Directors' proxies will vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by the proxy holders.

While the Board of Directors expects that all of the nominees will serve as directors, if, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, a situation should arise making it impossible for one or more of the nominees to serve, the holders of the enclosed proxy will vote for such substitute nominee as the Board of Directors recommends.

The Board of Directors recommends that stockholders vote "FOR" the proposal to elect the five nominees listed below as directors of the Company.

The election of directors requires the affirmative vote of the holders of a plurality of votes given for each director to be elected.

The following table sets forth the names of nominees for director, their age, the year in which they were first elected a director, a brief description of their principal occupation and business experience during the last five years, all directorships of publicly held companies other than the Company, and the number of shares of the Company's Common Stock beneficially owned by them directly or indirectly, as of March 31, 2000, and certain other information. The Board Committee assignments are as of March 31, 2000.

                                                                          Common Stock
                                                                          Beneficially
                                                                          Owned
                                                                          as of
Name, Age, Principal Occupation, Other                          Director  March  31, 2000
Directorships and Other Information                             Since     (Percent of
                                                                          Class)

Sibyl N. Fishburn, age 64
Mrs. Fishburn is a graduate of Hollins College,                  1979      96,993 (1)(6)
Roanoke, VA. She serves on the Board                                        (1.54)
of the Virginia Nature Conservancy.
Mrs. Fishburn is a member of the Audit
and Nominating Committees

Richard E. Ingram, age 58
Mr. Ingram is Chairman of the Board and Chief                    1989      37,700 (2)(6)
Executive Officer of BuildersFirst.com,                                         *
an E business serving homebuilders with
construction loans and other products and services,
in Greenville, SC. He was Chairman of the Board
of Builder Marts of America, Inc. (BMA) from 1988 to
1999 and Chief Executive Officer from May 1998 to August
1999, a national distributor of lumber and building
materials in Greenville, SC. He is a director
of Ingram Enterprises, Inc., a privately-owned company.
He is also a Director of SLI (NYSE:SLI), a manufacturer
of various lighting products. He is a member
of the Executive, Nominating and
Compensation & Long-Term Incentive Committees.

James G. Lane, Jr., age 66
Mr. Lane has served as Chief Executive Officer                    1986   346,447   (3)
and Chairman of the Board of the Company                                   (5.49)
since 1987. He is a member of the
Executive and Nominating Committees.

Glenn R. Oxner, age 61
Mr. Oxner is Chairman and Chief Executive Officer of              1989    29,000 (4)(6)
Edgar M. Norris Co., Inc., an investment securities                            *
company in Greenville, SC. He is a
member of the Audit and Compensation
& Long-Term Incentive Committees.

Carroll D. Vinson, age 59
Mr. Vinson is owner of C. D. Vinson & Associates,                 1987    21,925 (5)(6)
a consulting firm, and a principal in VH, LLC                                  *
which is a privately-owned real estate investment
company. Until December 31, 1998,
Mr. Vinson was President and a Director of
Metropolitan Asset Enhancement Group,
a private real estate holding company affiliated
with Insignia Financial Group, Inc. ("Insignia") in
Greenville, SC, and until September 30, 1998
Mr. Vinson served as Chief Operating
Officer of Insignia Properties Trust, a real estate
investment trust which is affiliated with Insignia.
He is a member of the Audit, Executive
and Compensation & Long-Term
Incentive Committees.

All Directors and Officers as a group                                     685,650   (7)
(10 including those listed above)                                          (10.73)

* Less than one (1) percent

(1)	Includes indirect ownership of 7,065 shares by spouse; 19,000 shares held in trust for children of which Mrs. Fishburn's spouse is trustee; and 8,000 shares held in irrevocable trust over which
Mrs. Fishburn has certain powers.
(2)	Includes indirect ownership of 16,550 shares held by Donna C.
Ingram Trust and 900 shares held in an IRA.
(3)	Includes indirect ownership of 8,473 shares held by the trustee under Synalloy's 401(k)/ESOP Plan; 1,400 shares held by an IRA;
and 171,750 shares owned by his spouse and options to purchase
14,250 shares exercisable within 60 days.
(4)	Includes 20,000 shares held jointly by Mr. Oxner and his spouse.
(5)	Includes indirect ownership by spouse of 1,575 shares and 10,000 owned by a family partnership.
(6)	Includes options to purchase 9,000 shares exercisable pursuant to the 1994 Non-Employee Directors' Stock Option Plan.
(7)	Includes 133,850 shares which are currently subject to exercisable options, and 23,183 shares allocated under the Company's
401(k)/ESOP.

BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Executive, Audit, Compensation & Long-Term Incentive, and Nominating Committees of the Board of Directors.

The members of the Executive Committee are James Lane, Chair, Richard Ingram and Carroll Vinson. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee shall not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. During the past fiscal year, this Committee met one time.

The Audit Committee members are Glenn Oxner, Chair, Sibyl Fishburn and Carroll Vinson. This Committee makes recommendations to the Board of Directors regarding the selection of independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors; approves the rendering of any material non-audit services; approves the audit fee payable to the independent auditors; reviews audit results; and reviews the expense accounts of Company officers. During the past fiscal year, this Committee held two meetings. At its February 10, 2000 meeting, The Board of Directors adopted an Audit Committee Charter for the Company in accordance with Item 7 of schedule 14A under the Securities Exchange Act of 1934. A copy of this Charter is attached as Appendix A to this Proxy Statement. The Company will comply with the new proxy and information disclosure requirements for all proxy and information statements relating to votes of the Company's shareholders occurring after December 15, 2000.

The Compensation & Long-Term Incentive Committee, currently comprised of Richard Ingram, Chair, Carroll Vinson, and Glenn Oxner, is responsible for reviewing and making recommendations to the Board related to salaries, wages, bonuses and benefits for officers of the Company and for administering the Company's stock option program including the granting of options thereunder. This Committee held three meetings during the last fiscal year.

The Nominating and evaluating and recommending candidates for election to the Company's Board. This Committee met once in 1999. The Nominating Committee will consider nominees recommended by shareholders if the recommendations are forwarded to the Secretary of the Company for transmission to the Nominating Committee not less than 30 days nor more than 60 days prior to the meeting, and are otherwise in compliance with the Company's Bylaws. The Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting. Nominations for election as Directors may also be made from the floor at the Annual Meeting of Shareholders provided such nominations are in accordance with the notice procedures set in the Company's Bylaws.

The Special Committee, comprised of Carroll Vinson, Chair, Sibyl Fishburn and Glenn Oxner, reviews and evaluates proposals received by the Company relative to the sale or merger of the Company or any significant part of the Company. The Committee may consult with attorneys and investment advisors and makes recommendations to the Board relative to the appropriate response to any such matters. It met one time in 1999.

During fiscal year 1999, the Board of Directors met four times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

Directors who are not employees of the Company presently receive a fee of $1,000 for attendance at each meeting of the Board of Directors, a $10,000 annual retainer fee, and reimbursement for travel and other expenses related to attendance at meetings. Committee members presently receive a fee of $500 for each meeting attended which is not held on the same day as a Board meeting. Pursuant to this arrangement, Ms. Fishburn was paid $16,500, and Messrs. Ingram, Oxner, Vinson were paid $14,500, $18,500 and $19,500, respectively, during fiscal 1999. Each non-employee director receives an option to purchase 1,500 shares of the Company's stock upon election or re-election (see Stock Option Plans).The Director who is an employee is not paid extra compensation for his service on the Board or any committee of the Board.

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission and the Nasdaq National Market System reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 1999, all filing requirements applicable to its officers and directors were met. Committee is comprised of James Lane, Chair, Richard Ingram and Sibyl Fishburn. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors

THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's cash compensation policies are intended to provide senior managers, including the executive officers, with strong motivation to strive diligently to produce and maintain a high level of profitability. The principal elements of the policies are as follows. Base salaries are increased infrequently except as a result of promotions or to establish parity among senior managers. Mr. Lane's base salary was increased in 1999 after remaining unchanged since 1987. The intent is to provide senior managers with base salaries lower than their peers in comparable companies. Offsetting the lower salaries are short-term incentive plans that provide cash bonuses equal to a percent of profits before income taxes in excess of a predetermined percentage of equity. Subsidiary, divisional and group senior managers participate in profit sharing pools determined solely by the performance of their respective subsidiary, division or group while the Chief Executive Officer's bonus is based on consolidated profitability. The overall effect is to make every senior manager's cash compensation highly dependent on the profitability of the unit for which he/she works. Mr. Braam's salary is subject to an employment agreement negotiated at the time Manufacturers Chemicals Corporation was purchased by the Company. No performance criteria except profits as related to equity were used to determine 1999 compensation for the Chief Executive Officer and other executive officers other than the Vice President, Finance.

The Summary Compensation Table and Notes thereto provide details of the short-term incentives covering the Chief Executive Officer and other executive officers other than the Vice President, Finance for each of the past three years. It also shows for each of the past three years the portion of cash compensation representing bonuses dependent upon profitability.

The Vice President, Finance is paid a salary believed to be toward the lower end of the range of salaries for this position in comparable companies. He is also eligible for a discretionary bonus based on various considerations, including the company's financial results, compensation of other executive employees and an evaluation of his job performance.

The Committee believes that the price of the Company's stock in the long run will reflect the Company's growth and profitability. The short-term incentives described above motivate senior management to strive for such growth and profitability.

A long-term incentive is also provided to senior managers that links their interests directly to those of the Company's shareholders. Options are granted to executive officers under qualified stock option plans adopted in 1988 and 1998 that only rewards them if the price of the Company's stock increases after the dates on which the options are granted. Options are not granted on a regular basis nor on any specific criteria. They are granted from time to time based on the Committee's determination that they will likely increase the long-term motivation of the recipient without an unreasonable amount of potential dilution to shares outstanding.

The Committee believes that the incentive programs provided to senior managers have contributed significantly to the Company's improved financial performance since 1987. The Committee reviews the compensation of the Company's executive officers annually and believes such compensation has been fair to both the executives and the Company's shareholders.

The Compensation & Long-Term Incentive Committee
Richard E. Ingram, Chairman
Glenn R. Oxner
Carroll D. Vinson

Common Stock Performance

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performances of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the S&P
500. Because the Company is in two distinctly different businesses, there is no similar industry "peer" group with which to compare. Thus, the Com-pany has selected as the most appropriate peer group the Russell 2000 which is an index of companies with comparable market capitalizations.

Comparison of 5-Year Cumulative Total Return
Among Synalloy Corporation, the S & P 500 Index and the Russell 2000 Index

($100 invested on 12/31/94 in the stock or index - including reinvestment of dividends.
Fiscal year ending December 31.)


             Dec-94  Dec-95  Dec-96  Dec-97  Dec-98  Dec-99
SYNC            100  181.55  138.25  132.54   81.23   71.46
S & P           100  137.58  169.17  225.61  290.09  351.13
Russell 200     100  127.48  154.73  203.91  190.75  187.92

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the total annual compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the executive officers of the Company whose total cash compensation for the fiscal year ended January 1, 2000 exceeded $100,000.

Summary Compensation Table



                                                                           All
                                                                           Other
                                                        Salary    Bonus    Compensation
Name, Age and Principal Position                 Year    ($)       ($)     ($)

James G. Lane, Jr., Age 66                       1999   180,000        -    6,400
Chairman of the Board and Chief                  1998   120,000        -    6,400
Executive Officer since 1987.                    1997   120,000   169,271   6,400

Ronald H. Braam, Age 56                          1999   156,000     7,870  15,440
President, Synalloy Chemicals Group since        1998   156,000    10,451  13,716
December 1999; President of Manufacturers        1997   156,000    22,533  16,933
Chemicals, L.P., wholly-owned by the
Company from October 1996 to
December 1999. From 1976 to 1996
he was President of Manufacturers Soap
and Chemical Co., Inc. and
Manufacturers Chemicals Corp.,
the acquired companies.

Joseph N. Avento, Age 58                         1999   120,000   113,825   4,800
President, Bristol Metals, L.P., wholly          1998   120,000        -    5,717
owned by the Company, since January 1992.        1997   120,000    22,924   6,400

Ronald L. Matthews, Age 51                       1999   120,000        -    4,875
President of Blackman Uhler Colors
Group since December 1999.
From October 1996 to December 1999,
he was Sales Manager for Blackman Uhler
Chemical, a Division of the Company.
From 1991 through 1996, he was
Dyestuff Business Manager for Yorkshire
Americas, Greenville, South Carolina.

Gregory M. Bowie, Age 50                         1999   107,000    40,000   4,880
Vice President, Finance since May 1994.          1998   104,000    15,000   5,593
                                                 1997   100,000    35,818   5,819

Herbert B. Moore, Jr., Age 54                    1999   100,000        -    4,000
On December 1, 1999, Mr. Moore                   1998   100,000        -    5,961
was named Executive Director of                  1997   100,000    49,030   6,285
Business Development, Blackman Uhler
Colors Group. From September
1986 to December 1999, he was
President of Blackman Uhler Chemical,
a Division of the Company.

NOTES

Employment Contracts - The Company has a written employment agreement with James G. Lane, Jr. pursuant to which he is entitled to receive an annual base salary, effective January 1, 2000, of $180,000 until December 31, 2000. In addition to his salary, he is entitled to "bonus-compensation" equal to a percentage (4% for 2000) of net earnings before income taxes in excess of a predetermined percent (10% for 2000) of average shareholders' equity. This agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Lane's disability or death, under specified conditions, during the term of his employment by the Company.

The Company has a written employment agreement with Mr. Braam that provides an annual salary of $156,000 and participation in the Management Incentive Plan, if any, for Manufacturers Chemicals Corporation through November 25, 2000. He is also a participant in the Management Incentive Plan beginning January 1, 2000 for the Chemicals Group excluding Manufacturers Chemicals subject to a minimum bonus in 2000 of $25,000.

Bonuses - Cash bonuses based on a short-term incentive plan provide for bonuses to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2000) for Messrs. Avento, Matthews and Braam of average shareholders' equity for the applicable division or subsidiary. Mr. Lane and Mr. Bowie do not participate in these bonus plans.

Other Annual Compensation - No executive officer named in the cash compensation table nor the executive officers of the Company as a group received from the Company or any of its subsidiaries personal benefits or any other compensation which is the lesser of either $50,000 or 10% of the compensation reported in the cash compensation table above.

Long-Term Compensation - There were 150,500 options granted in the last fiscal year. The Company's only long-term incentive plan is its qualified stock option plans.

All Other Compensation - This item was comprised of the following items during 1999: (a) Company contributions allocated to each named individual pursuant to the 401(k)/Employee Stock Ownership Plan: J. G. Lane, Jr. - $6,400 in 1999, 1998 and 1997; J. N. Avento - $4,800 in 1999, $5,717 in
1998 and $6,400 in 1997; R.L. Matthews - $$4,875 in 1999; G. M. Bowie -
$4,880 in 1999, $5,593 in 1998 and $5,819 in 1997; R. H. Braam - $6,400 in
1999 and 1998; and H. B. Moore, Jr. - $4,000  in 1999, $5,961 in 1998 and
$6,285 in 1997;(b) the full dollar value of the entire premiums paid by the Company on behalf of the named individuals for split dollar life insurance policies: R. H. Braam - $9,040 in 1999. A significant portion of the insurance premiums reported for Mr. Braam is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies.

Stock Option Plans

Currently, there are options outstanding under the 1988, 1994 and 1998 Stock Option Plans and available to grant under the 1994 and 1998 Plans which have been approved by stockholders. The 1988 and 1998 Plans provide for such options to be granted to officers and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 1994 Plan provides for such options to be granted to non-employee directors. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1988 Plan, approved at the May 26, 1988 Annual Meeting and the 1998 Plan, approved at the April 30, 1998 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or di-vision of the Company in which he/she is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the holding period requirement subject to certain limitations. No options may be exercised under the 1988 and 1998 Plans after 10 years from date of grant. The incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. The grant period for the 1988 Plan expired in January 1998. In no event shall options under all Plans having an aggregate fair market value in excess of $100,000 at the dates of grants become exercisable by an optionee for the first time during a calendar year. Under the 1994 Plan, approved at the April 29, 1994 Annual Meeting, non-employed directors as of his or her election or re-election as a member of the Board will automatically receive an option for 1,500 common shares. In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. At March 31, 2000, there were 402,000 options outstanding under all plans of which 186,800 were exercisable.


Option/SAR Grants in Last Fiscal Year

The table below sets forth the value of the stock options granted to the named executive officers during fiscal 1999.

Option Grants In Last Fiscal Year


                                                                                Market
                                    % of                                        Price
                                    Total                                       Required
                                    Options                                     to
                      # of          Granted                                     Realize
                      Securities    To                                 Grant    Grant
                      Underlying    Employees   Exercise               Date     Date
                      Options/      in the      or Base                Present  Present
                      SARS          Fiscal      Price    Expiration    Value    Value
Name                  Granted       Year        ($/Sh)     Date (1)    ($) (2)  ($/Sh)

J.G.Lane                11,250       7.48%      7.750     4/29/09    $52,763    $12.44

J.N. Avento              7,500       4.98%      7.750     4/29/09     35,175     12.44

H.B. Moore, Jr.          7,500       4.98%      7.750     4/29/09     35,175     12.44

G.M. Bowie               7,500       4.98%      7.750     4/29/09     35,175     12.44

R.H. Braam               7,500       4.98%      7.750     4/29/09     35,175     12.44
                        10,000       6.64%      7.282     12/1/09     44,100     11.69
                        ------
                        17,500

R.L. Matthews            6,000       3.99%      7.750     4/29/09     28,140     12.44
                        10,000       6.64%      7.282     12/1/09     44,100     11.69
                        ------
                        16,000


(1)	The options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis and expire
10 years after date of grant.

(2)	In accordance with SEC rules, the dollar amounts under this column are the result of calculations using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options.
The following weighted-average assumptions were used in the above table: risk-free interest rate of five percent; dividend yield of two percent; volatility factors of the expected market price of the Company's Common Shares of .728; and an expected life of the option of seven years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully
transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock option plans are not registered, optionees are required to hold the stock for a minimum of one year after exercise. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option one year after the date of exercise.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Table

 The following table summarizes the number of unexercised options held by the named executives at fiscal 1999 year end.


                                                                           Value of
                                                                         Unexercised
                                                                           in-the-
                                                       Number of            Money
                                                      Unexercised         Options at
                                                       at Fiscal            Fiscal
                                                       Year-End           Year End
                   Shares     Shares                   Exercisable        Exercisable
                  Acquired   Acquired    Value             (E)                (E)
                     on         on     Realized       Unexercisable      Unexercisable
     Name          Grant     Exercise     (1)              (U)              (U) (1)

J.G. Lane         11,250        0         N/A            9,000(E)                 0(E)
                                                        20,250(U)                 0(U)

R. H. Braam       17,500        0         N/A            4,000(E)                 0(E)
                                                        23,500(U)                 0(U)

J. N. Avento       7,500        0         N/A           18,000(E)                 0(E)
                                                        12,000(U)                 0(U)

R.L. Matthews     16,000        0         N/A            1,600(E)                 0(E)
                                                        18,400(U)                 0(U)

G.M. Bowie         7,500        0         N/A           33,000(E)                 0(E)
                                                        12,000(U)                 0(U)

H.B. Moore, Jr     7,500        0         N/A           13,000(E)                 0(E)
                                                        10,500(U)                 0(U)


(1) Values are calculated by subtracting the exercise price from the average of the high and low prices as quoted on NASDAQ National Market
Listing on the date prior to exercise or at year end, as appropriate. The closing stock price at fiscal year end was less than the exercise price on all options outstanding except grants to Messrs. Matthews and Braam of 10,000 shares at $7.282.

RETIREMENT PLANS

Salary Continuation Agreements

The Company has a salary continuation agreement with R. H. Braam which provides for payments of $15,000 per annum in the event of pre-retirement death or $40,000 per annum following retirement for 10 years. The Company also has salary continuation agreements with six former officers, which provide for payments at retirement or death ranging from $9,750 to $28,500 per annum for 10 years in the event of pre-retirement death or the longer of 10 years or life following retirement. The present value of the future payments which will be due at retirement are accrued annually through the retirement date. The Company is the owner and beneficiary of life insurance policies on the lives of these persons. Based upon reasonable assumption as to mortality, dividends and other factors, the Company expects to recover the cost of paying said benefits, including a factor for the use of corporate funds, through keyman life insurance proceeds. The present value of the above agreements are accrued. The cumulative amount of this accrual is $546,841.

401(k)/ESOP Plan

The Company has a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be eligible to participate on any January 1 or July 1 following one year of service with the Company.

Employees are permitted to contribute up to 20% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contribution for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 1999 and 2000. The matching contribution is allocated monthly. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary con-tributions have been made to the Plan.

 Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination), the discretionary portion of a participant's account balance will be vested based as follows: Zero to four years services - 0% vested; five or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to share for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan are maintained in a suspense account and are withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, employees may direct the trustee to vote shares allocated to their account in accordance with their wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualifications of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For the year ended 1999, the Company's total matching contribution was $357,496.

APPROVAL OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

The Board of Directors, at the recommendation of its Audit Committee, elected Ernst & Young LLP to conduct the annual examination of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended January 1, 2000. The selection of this firm for fiscal year ending December 30, 2000, will be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has no financial interest, direct or indirect, in the Company or any of its subsidiaries, and they do not have any connection with the Company or any of its subsidiaries except in their professional capacity as independent auditors.

The ratification by the shareholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors consistent with previous practices is, nevertheless, submitting this selection to the shareholders to ascertain their views. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent au-ditors for fiscal year ending December 30, 2000.

The Audit Committee, which is comprised of Directors who are not employees of the Company, approves in advance all non-audit services to be provided by Ernst & Young LLP and believes they have no effect on audit independence.

Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's examination of the Company's financial statements for the fiscal year ended January 1, 2000.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 30, 2000.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Cheryl C. Carter
Secretary

Appendix A

                     SYNALLOY AUDIT COMMITTEE CHARTER

Organization

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

In carrying out these responsibilities, the audit committee will:

-Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (or at least annually).

-Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

-Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

-Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

-Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

-Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

-Review with management the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

-Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

-Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

-Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

-Provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, personnel, and the cooperation that the independent auditors received during the course of audit.

-Review accounting and financial human resources within the Company
Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

-On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

-Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

-Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if in its judgment, that is appropriate.

-Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report of shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.



                            SYNALLOY CORPORATION
                            POST OFFICE BOX 5627
                            SPARTANBURG, SC 29304

This Proxy is Solicited by The Board of Directors for the Annual Meeting of Shareholders on May 18, 2000.

The undersigned hereby appoints James G. Lane, Jr., Carroll D. Vinson and Glenn R. Oxner, or any one or more of them, each with power of substi-tution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at Spartanburg, S.C. on Thursday, May 18, 2000, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

Said proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposals.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for proposals 1 and 2.

Please sign on reverse side and return in the enclosed postage-paid envelope.

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a repre-sentative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corpo-ration and his capacity.


(1) Election of Directors

For ----- Withhold -----

Nominees:
Sibyl N. Fishburn
Richard E. Ingram
James G. Lane, Jr.
Glenn R. Oxner
Carroll D. Vinson

FOR, except votes withheld from the following nominee(s):

------------------------------------


(2) Proposal to approve the selection of Ernst & Young LLP as auditors for the fiscal year ending December 30, 2000.
For ---    Against ---  Abstain ---

(3) Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.


Signature ------------------------------------Date------------------

Signature if held jointly----------------------Date-----------------

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a represen-tative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.